UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2009

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50807	94-3314374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 676-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Design Within Reach, Inc., a Delaware corporation (the “Company”) today announced the resignations of Chairman John Hansen and Terry Lee from its Board of Directors, effective May 8, 2009.

The directors informed the Company that they resigned to eliminate any conflicts of interest that might arise if JH Partners, LLC were to propose an acquisition or financing transaction in connection with the Company’s ongoing process to review strategic alternatives. Mr. Hansen is the President of JH Partners, LLC, a San Francisco based private equity firm. Mr. Lee is a Strategic Operating Partner of JH Partners, LLC.

Mr. Hansen served as Chairman of the Board from November 2003 until his resignation. Mr. Hansen was a member of the Nominating and Corporate Governance Committee. Mr. Lee was appointed a director of Design Within Reach in November 2003. Mr. Lee was a member of the Audit Committee and the Compensation Committee.

The Company also announced that the size of the Board has been reduced from eight directors to six directors in accordance with the Company’s Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2009	DESIGN WITHIN REACH, INC.

	By:	/s/ Ray Brunner
Ray Brunner President and Chief Executive Officer